UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2011

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective September 15, 2011, Schawk USA Inc. (“Schawk USA”), a wholly owned subsidiary of Schawk, Inc. (the “Company”), entered into an asset purchase agreement (the “Agreement”) with Laga, Inc., d/b/a Brandimage – Desgrippes & LAGA (“Brandimage”), Lipson Associates, Inc. (“Lipson” and together with Brandimage, the “Sellers”), certain subsidiaries of Lipson, and the shareholders of the Sellers pursuant to which Schawk USA agreed to purchase substantially all the assets of the Sellers and assume certain trade account and business related liabilities.

The completion of the transaction is subject to various customary closing conditions as well as the satisfactory completion of the Company’s due diligence investigation.  If the closing and due diligence conditions are satisfied, the transaction is expected to close in early October 2011.

Attached as Exhibit 99.1 is a copy of the Company’s press release relating to the asset purchase transaction, which is incorporated herein by reference.

Forward Looking Information

Statements contained in or incorporated into this report that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27 of the Securities Act of 1933, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of invoking these safe harbor provisions.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to update publicly any of these statements in light of future events except as may be required in subsequent periodic reports filed with the SEC.

Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits

Exhibit 99.1—Press release dated September 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: September 21, 2011	By:	/s/ Timothy J. Cunningham
Name: Timothy J. Cunningham
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

99.1	Press release dated September 21, 2011